Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of Healthcare Trust, Inc. of our report dated March 29, 2021 relating to the financial statements and financial statement schedule, which appears in Healthcare Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
September 13, 2021